AMENDMENT NO. 1
to
EMPLOYMENT AGREEMENT
dated May 27, 2021
by and between
AXIS Specialty U.S. Services, Inc. (the “Company”)
and
Vincent Tizzio (the “Executive”)
Dated: September 9, 2021
WHEREAS, the Company and the Executive entered into an employment agreement dated May 27, 2021 (the “Agreement”); and
WHEREAS, the Company and the Executive have determined that it is in the best interests of the Company, AXIS Capital Holdings Limited and its shareholders to amend the Agreement;
NOW, THEREFORE, the Agreement is hereby amended as follows:
1.Section 1(a) of the Agreement (Employment) is hereby amended to delete the first sentence of the paragraph and replace with the following:
a) Position and Duties. Commencing January 1, 2022 (the “Commencement Date”), the Company shall employ you in the position of Senior Advisor – Insurance Market Strategy and commencing June 1, 2022 the Company shall employ you in the position of Chief Executive Officer of AXIS Insurance.
2.Section 2(b) of the Agreement (Compensation and Benefits) is hereby amended to delete the last two sentences of the paragraph and replace with the following:
The 2021 bonus (paid in early 2022) will be $875,000.
3.Section 2(d) of the Agreement is hereby amended to delete the first sentence of the paragraph and replace with the following:
Within 30 days of the Commencement Date, Parent shall grant you a “make whole” equity award valued at an amount equal to the aggregate value of equity forfeited by you as a result of your termination of employment with your employer as of the date you sign this Agreement (“Former Employer”) (with such forfeited awards valued based on the trading price of your Former Employer’s stock on the date of your termination of employment with your Former Employer), with the number of Restricted Stock Units to be based on the Parent’s closing share price as of the Commencement Date.
4.Section 2(h)of the Agreement (Compensation and Benefits) is hereby amended to delete Section 2(h) in its entirety and replaced with a new Section 2(h) set forth below:
h) By no later than September 30, 2021, Parent shall pay you a sign-on cash award in the amount of (i) $283,333, (ii) plus up to a maximum of $7,500 for reimbursement of your legal fees in connection with negotiating this agreement, (iii) plus reimbursement for COBRA premiums that you will incur for the period from September 1, 2021 – December 31, 2021.
5.Except as set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect.
    IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first above written.

                            AXIS SPECIALTY U.S. SERVICES, INC.

By:/s/ Noreen McMullan
Name: Noreen McMullan
Title: Executive Vice President
Accepted and Agreed:

/s/ Vincent Tizzio
Vincent Tizzio